SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of the Company was held on May 16, 2012. At the Annual Meeting, the persons listed below were elected to serve as directors of the Company, each for a term of three years; the appointment by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012 was ratified; and a non-binding resolution in support of the compensation of the named executive officers was approved.

The Judges of Election reported the vote of shareholders at the Annual Meeting as follows:

PROPOSAL 1: Election of Directors

NAME	FOR	WITHHELD
Ernest P. Breaux, Jr.	23,267,616	851,553
Daryl G. Byrd	23,317,369	801,800
John N. Casbon	23,262,361	856,808
John E. Koerner III	23,617,655	501,514

In addition, there were 3,130,397 broker non-votes for each nominee.

PROPOSAL 2: Ratify Appointment of Ernst & Young LLP

FOR	AGAINST	ABSTAIN
27,208,024	31,112	10,430

In addition, there were no broker non-votes.

PROPOSAL 3: Approval of a non-binding advisory resolution to approve the compensation of named executive officers

FOR	AGAINST	ABSTAIN
22,958,198	1,091,428	69,543

In addition, there were 3,130,397 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 21, 2012	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

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